                                                                    EXHIBIT 15.1

(ERNST & YOUNG LOGO)    o Praia de Botafogo,           o Fone: (55)(21)2109-1400
                          300 - 13(degree) andar         Fax:  (55)(21)2109-1600
                          22250-040 - Rio de Janeiro,    www.ey.com.br
                          RJ, Brasil


December 15, 2006

SHAREHOLDERS AND BOARD OF DIRECTORS
Petroleo Brasileiro S.A.-Petrobras

We are aware of the incorporation by reference in this Registration Statements (Amendment # 1 to Form F-4 No. 333-138345) and the related prospectus for the registration of $500 million - 6.125% Global Notes of Petroleo Brasileiro S.A. - PETROBRAS ("Petrobras") and Petrobras International Finance Company ("PIFCo") of our reports dated November 11, 2005 relating to the unaudited condensed consolidated interim financial statements of Petrobras and of PIFCo for the nine months ended September 30, 2005 included in the Forms 6-K dated November 23, 2005 and November 29, 2005, respectively.

                               Very truly yours,

                                 ERNST & YOUNG
                          Auditores Independentes S.S.

                             /s/ Paulo Jose Machado
                               Paulo Jose Machado
                                    Partner